Exhibit 10.2

CAESARS ENTERTAINMENT CORPORATION
2012 PERFORMANCE INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is made by and between Caesars Entertainment Corporation, a Delaware corporation (the “Corporation”), and Mark P. Frissora (“Participant”) on the date set forth on the final page of this Agreement (the “Date of Grant”). Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.
WHEREAS, the Corporation has adopted the Caesars Entertainment Corporation 2012 Performance Incentive Plan (the “Plan”), pursuant to which Restricted Stock Units may be granted; and
WHEREAS, the Administrator has determined that it is in the best interests of the Corporation and its stockholders to grant the Restricted Stock Units provided for herein to Participant subject to the terms set forth herein.
NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.	Grant of Restricted Stock Units.

(a)Grant. The Corporation hereby grants to Participant, on the Date of Grant the number of Restricted Stock Units set forth on the final page of this Agreement (the “RSUs”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan and the Employment Agreement (as defined below). Each RSU represents the right to receive payment in respect of one share of Common Stock of the Corporation (a “Share”) as of the Settlement Date (as defined below), subject to the terms of this Agreement, the Plan and the Employment Agreement. The RSUs are subject to the restrictions described herein, including forfeiture under the circumstances described in Section 4 hereof. The RSUs shall vest and become nonforfeitable in accordance with Section 2 and Section 4 hereof.

(b)Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Administrator from time to time pursuant to the Plan. The Administrator shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decisions shall be binding and conclusive upon Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement. Notwithstanding the foregoing, “Cause” shall only exist with respect to Participant if it has been determined to exist pursuant to that certain employment agreement, dated as of February 5, 2015, between the Corporation, Caesars Enterprise Services, LLC, and, for certain purposes specified therein, Caesars Acquisition Company, as amended (the “Employment Agreement”).

(c)Acceptance of Agreement. In order to accept this Agreement, Participant must indicate acceptance of the RSUs and acknowledgment that the terms of the Plan and this Agreement have been read and understood by signing and returning a copy of this Agreement as instructed by the Corporation. By accepting this Agreement, Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules (which consent may be revoked in writing by Participant at any time upon three business days’ notice to the Corporation, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to Participant).

2.Vesting. Except as may otherwise be provided herein, subject to Participant’s continued employment with the Corporation or one of its Subsidiaries (in accordance with Section 4 herein and the terms of the Plan), the RSUs shall become vested on the dates set forth on the final page of this Agreement.

3.Settlement. The obligation to make payments and distributions with respect to RSUs shall be satisfied through the issuance of one Share for each vested RSU (the “settlement”), and the settlement of the RSUs may be subject to such conditions, restrictions and contingencies as the Administrator shall determine. The RSUs shall be settled as soon as practicable after the RSUs vest, but in no event later than March 15 of the year following the calendar year in which the RSUs vested (as applicable, the “Settlement Date”); provided, however, that any RSUs that vest subject to satisfaction of the Release Condition (as provided by Section 5.1 of the Employment Agreement) shall be settled in accordance with the foregoing provisions but no earlier than the date the Release Condition is satisfied; provided that if (i) the 60 day period during which Participant may satisfy the Release Condition begins in one calendar year and ends in the following calendar year and (ii) Participant satisfies the Release Condition in the first calendar year, such RSUs shall be settled in accordance with the foregoing provisions no earlier than the first business day of the Company in the second calendar year and no later than the third business day of the Company in the second calendar year. Notwithstanding the foregoing, the Settlement Date set forth in this Section 3 has been specified for the purpose of causing the RSUs to be exempt from the provisions of Section 409A of the Code to the extent permissible.

4.Termination of Employment or Service. Except as otherwise provided herein or in the Employment Agreement and subject to Section 5 below, if the Employment Agreement and/or Participant’s employment thereunder terminates for any reason, then the unvested portion of the RSUs shall be cancelled immediately and Participant shall immediately forfeit any rights to the RSUs subject to such unvested portion. Notwithstanding the foregoing or anything else to the contrary herein or otherwise, if the Employment Agreement and/or Participant’s employment thereunder is terminated (a) by the Corporation other than for Cause, (b) as a result of Participant’s death or Disability, or (c) by Participant for Good Reason, the unvested portion of the RSUs shall remain outstanding for the six (6) month period immediately following such termination and remain eligible to vest, if at all, in accordance with Section 5(b) below. At the end of such six (6) month period, any portion of the RSUs that has not vested in accordance with Section 5(b) below or otherwise in accordance with this Agreement, shall immediately be forfeited. In addition, subject to any vesting pursuant to Section 5(b), if the Employment Agreement and/or Participant’s employment thereunder is terminated pursuant to Section 7.1, Section 9 or Section 10 thereof, then Participant shall be entitled to one year of additional vesting of the RSUs in accordance with and to the extent provided by Section 5.1 thereof.

5.Adjustments; Change of Control.

(a)
    Adjustments. In the event of any change in the outstanding shares of common stock of the Corporation by reason of a recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of shares, stock dividend, extraordinary dividend distribution or other transaction set forth in Section 7.1 of the Plan or similar transaction, the Administrator shall adjust, in a manner deemed equitable by the Administrator in accordance with the terms of Plan, in its sole discretion, the number of RSUs held by Participant under this Agreement.
(b)
    Change in Control.
(i)If the Employment Agreement and/or Participant’s employment thereunder is terminated by the Corporation other than for Cause, as a result of Participant’s death or Disability or by Participant for Good Reason either (i) within the six (6) month period prior to a Change in Control if it is reasonably demonstrated by Participant that such termination was requested by the third party that effectuates the Change in Control (and such transaction is actually consummated), or (ii) within the twelve (12) month period following such Change in Control, then the portion of the RSUs not vested as of the date of termination shall vest immediately in full upon (a) the date of Change in Control, in the case of clause (i) and (b) the date of termination, in the case of clause (ii). In addition, if the Administrator provides for the assumption, substitution, exchange or other continuation or settlement of the RSUs in connection with a transaction described in Section 7.2 of the Plan, and the terms and conditions of such assumption, substitution, exchange or other continuation or settlement of the RSUs fail to preserve the economic value of the RSUs and all material rights of Executive hereunder as in effect immediately prior to such transaction, then, notwithstanding anything in Section 7.2 of the Plan to the contrary, the RSUs shall immediately vest and be settled.
(ii)For purposes of this Agreement, “Change in Control” means (A) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation on a consolidated basis to any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture or a governmental agency or political subdivision thereof (each, a “Person”) or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof other than to TPG Capital, L.P., Apollo Global Management LLC and/or their respective affiliates (each, a “Majority Stockholder”); (B) the approval by the holders of the outstanding voting securities of the Corporation or any plan or proposal for the liquidation or dissolution of the Corporation; (C) any Person or Group (other than a Majority Stockholder) shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of Common Stock representing more than 50% of the combined voting power of the Corporation entitled to vote generally in the election of directors; (D) the replacement of a majority of the Board over a two-year period of the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or whose election as a member of such Board was previously so approved or who were nominated by, or designees of a Majority Stockholder; or (E) consummation of a merger, consolidation or other transaction involving the Corporation following which a Majority Stockholder does not hold capital stock or other securities of the surviving corporation (I) with voting power to elect a majority of the surviving entity’s board of directors and (II) representing at least 50% of the equity securities of the surviving entity.
6.No Rights as a Stockholder. Except as set forth in the Plan, neither Participant nor any person claiming through Participant shall be, or have any rights or privileges of, a stockholder of the Corporation in respect of shares issuable pursuant to RSUs granted hereunder until the Shares have been delivered to Participant.

7.Compliance with Legal Requirements.

(a)
    Generally. The granting and settlement of the RSUs, and any other obligations of the Corporation under this Agreement, shall be subject to all applicable federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Administrator shall have the right to impose such restrictions or delay the settlement of the RSUs as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which the Shares are then listed or traded, and/or any blue sky or state securities laws applicable to the Shares; provided that any settlement shall be delayed only until the earliest date on which settlement would not be so prohibited. Participant agrees to take all steps the Administrator or the Corporation determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.

(b)
    Tax Withholding. All distributions under the Plan shall be subject to Participant satisfying any applicable federal, state, local and foreign tax withholding obligations. The Corporation shall have the power and the right to require Participant to remit to the Corporation or deduct or withhold from all amounts payable to Participant in connection with the RSUs or otherwise, an amount sufficient to satisfy any applicable taxes required by law. Further, the Corporation may permit or require Participant to satisfy, in whole or in part, the minimum tax obligations by withholding Shares that would otherwise be received upon settlement of the RSUs.

8.	Miscellaneous.

(a)
    Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order if approved or ratified by the Administrator, to a family limited partnership, to a family limited liability company or as otherwise permitted under Section 5.7.2 or 5.7.3 of the Plan.

(b)
    Waiver. Any right of the Corporation contained in this Agreement may be waived in writing by the Administrator. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c)
    Section 409A. The RSUs are intended to be exempt from or to comply with Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause Participant to incur any tax, interest or penalties under Section 409A of the Code, the Administrator may, in its sole discretion and without Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to Participant of the applicable provision without materially increasing the cost to the Corporation or contravening the provisions of Section 409A of the Code. This Section 8(c) does not create an obligation on the part of the Corporation to modify the Plan or this Agreement and does not guarantee that the RSUs will not be subject to interest and penalties under Section 409A.

(d)
    Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to Participant, at Participant’s address indicated by the Corporation’s records, or if to the Corporation, to the Corporation’s principal business office.

(e)
    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f)
    No Rights to Employment. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee or consultant of the Corporation or its Subsidiaries or shall interfere with or restrict in any way the right of the Corporation or its Subsidiaries, which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.
(g)
    No Rights to Award. The grant to Participant of the RSUs pursuant to this Agreement shall not give Participant any claim or rights to be granted any future award or additional awards under the Plan, subject to any express contractual rights (set forth in a document other than the Plan and this Agreement) to the contrary.
(h)
    Fractional Shares. No fractional Shares shall be delivered under this Agreement. In lieu of issuing a fraction of a Share in settlement of vested RSUs, the Corporation shall be entitled to pay to Participant an amount in cash equal to the fair market value (as defined in the Plan) of such fractional Share.

(i)
    Beneficiary. Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no validly designated beneficiary survives Participant, Participant’s estate shall be deemed to be Participant’s beneficiary.

(j)
    Bound by Plan. By signing this Agreement, Participant acknowledges that Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(k)
    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

(l)
    Entire Agreement. This Agreement, the Plan and the Employment Agreement contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 8.6.4 of the Plan.

(m)
    Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(n)
    Captions. The captions and headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation and Participant have executed this Agreement as set forth below.

CAESARS ENTERTAINMENT CORPORATION
By:__________________________________
Name: Russell Goldich
Title: Vice President, Compensation

Date: __________________________________

Agreed to and Accepted by:

_________________________
Name: Mark P. Frissora

Date:_______________

Number of RSUs:                 409,091

Date of Grant:                        March 23, 2016

Vesting Schedule:
The RSUs shall vest in equal increments on March 23, 2017, March 23, 2018, and March 23, 2019, subject to Participant’s continued employment or service with the Corporation or one of its Subsidiaries on each such vesting date.